FORM OF FACE OF AMERICAN DEPOSITARY RECEIPT

CUSIP Number

AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
represents one deposited Equity Share)

DEUTSCHE BANK TRUST COMPANY AMERICAS

AMERICAN DEPOSITARY RECEIPT
EVIDENCING AMERICAN DEPOSITARY SHARES
REPRESENTING EQUITY SHARES OF
NOMINAL VALUE Rs. 5 EACH OF
INFOSYS LIMITED
(ORGANIZED UNDER THE LAWS OF THE REPUBLIC OF INDIA)

Deutsche Bank Trust Company Americas, as depositary (hereinafter called the "Depositary"), hereby certifies that                                                                , or registered assigns is the owner of                                                      American Depositary Shares representing deposited Equity Shares of nominal value Rs. 5 each, or evidence of rights to receive such shares (herein called "Shares") of Infosys Limited, a company organized under the laws of the Republic of India (herein called the "Company"). At the date of the Deposit Agreement, each American Depositary Share represents one Share deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the principal office of ICICI Bank Limited (herein called the "Custodian"). The ratio of American Depositary Shares to Shares is subject to subsequent amendment as provided in Article IV of the Deposit Agreement. The Depositary's Corporate Trust Office is located at 60 Wall Street, New York, New York 10005.

1. THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the second amended and restated deposit agreement, dated as of June 28, 2017 (herein called the "Deposit Agreement", which agreement amends and restates in its entirety the amended and restated deposit agreement dated as of April 7, 2003, as such agreement was amended by Amendment No.1 thereto dated as of July 1, 2004 and Amendment No.2 thereto dated as of December 4, 2014), by and among the Company, the Depositary, and all Registered Holders and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Registered Holders and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited or deemed to be deposited thereunder and any and all other securities, property and cash from time to time received by the Depositary or the Custodian in respect or in lieu of such Shares deposited or deemed to be deposited and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. References herein to the laws of a particular jurisdiction shall include references to any and all of the laws, rules and regulations of such jurisdiction and any and all communities, provinces and states thereof. Words importing persons shall include individuals, firms, corporations, partnerships, trusts, limited liability companies, associations, joint ventures, unincorporated organizations, receivers, trustees and/or other entities, and any government, governmental department or agency or political subdivision thereof. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

2. SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Upon surrender of Receipts at the Depositary's Corporate Trust Office, or at such other offices as the Depositary may designate, for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced thereby, and upon payment of the fees and expenses of the Depositary for the cancellation of Receipts as provided in Section 5.09 of the Deposit Agreement and payment of all expenses, taxes, duties and charges payable by the Depositary, its Agents or the Custodian in connection with any of the foregoing, including, but not limited to, such customary expenses as are incurred by the Depositary in the conversion of currencies other than U.S. dollars into U.S. dollars and fees imposed by any governmental or regulatory authority payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of the Company's Memorandum and Articles of Association, the Deposited Securities and the Deposit Agreement, and to any other restriction applicable thereto, the Registered Holder of such Receipts shall be entitled to delivery, to him or upon his order, of the Shares and any other Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipts. Delivery of such Shares and other Deposited Securities may be made by (a) (i) the delivery of certificates in the name of the Registered Holder or as ordered by him which, if required by law, shall be properly endorsed or accompanied by properly executed instruments of transfer to such Registered Holder or as ordered by him or (ii) book-entry transfer of Shares represented by the American Depositary Shares evidenced by such Receipt to an account in the name of the Registered Holder or as ordered by him and (b) the delivery at the office of the Custodian of any other securities, property and cash to which such Registered Holder is then entitled in respect of such Receipts to such Registered Holder or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank, and if the Depositary so requires, the Registered Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Shares and any other Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver at the designated office of the Custodian, subject to Sections 2.07, 3.01 and 3.02 of the Deposit Agreement, and to the other terms and conditions of the Deposit Agreement, the Memorandum and Articles of Association of the Company, the provisions of governing Deposited Securities and applicable laws now or hereinafter in effect, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Shares and any other Deposited Securities represented by such Receipts or evidence of the electronic transfer thereof (if available), as the case may be, to or for the account of such person, except that the Depositary may make delivery to such person or persons at its Corporate Trust Office or at such other place as may have been designated for such purpose by the Depositary of any dividends or distributions with respect to the Shares and any other Deposited Securities represented by such Receipts, or of any proceeds of sale of any such dividends, distributions or rights, which may at the time be held by the Depositary. Such direction shall be given by letter or, at the risk and expense of the Registered Holder, by cable, telex or facsimile transmission.

At the request and expense of any Registered Holder so surrendering Receipts, and for the account of such Registered Holder, provided that payment of any applicable tax or other governmental charge shall have been made in accordance with Section 3.02 of the Deposit Agreement, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) and the certificate or certificates and other proper documents of title for the amount of Shares and any other Deposited Securities represented by such Receipts for delivery at its Corporate Trust Office or at such other place as may be reasonably requested by the Registered Holder. Such direction shall be given at the risk and expense of such Registered Holder in writing and mailed, first class air mail postage prepaid, or by SWIFT message, cable, telex or facsimile transmission.

The Depositary shall not accept for surrender a Receipt evidencing American Depositary Shares representing less than one Share. In the case of surrender of a Receipt evidencing a number of American Depositary Shares representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be recorded in the name of the Registered Holder surrendering such Receipt, and shall at the discretion of the Depositary either (i) issue and deliver to the person surrendering such Receipt a new Receipt evidencing American Depositary Shares representing any remaining fractional Share or (ii) sell or cause to be sold the fractional Shares represented by the Receipt surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and governmental charges) to the person surrendering the Receipt.

A stamp duty of 0.25 percent of the market value of the Shares will be charged in respect of any withdrawal of Shares if the Shares are withdrawn by way of a transfer in physical form. Such stamp duty will be payable by the Registered Holder requesting the withdrawal.  Any transfer of Shares after withdrawal of Shares must be in accordance with applicable law, and where necessary, with the prior approval of the Reserve Bank of India.

3. TRANSFER OF RECEIPTS; COMBINATIONS AND SPLIT-UPS OF RECEIPTS.

Subject to the terms and conditions set forth herein and in the Deposit Agreement, the transfer of this Receipt is registrable on the books of the Depositary or the Registrar, if any, by the Registered Holder hereof in person or by a duly authorized attorney, upon surrender at the Depositary's designated transfer offices of this Receipt, properly endorsed in the case of a certificated Receipt or accompanied by, or in the case of DRS/Profile Receipts receipt by the Depositary of, a properly executed instrument of transfer and duly stamped as required by the laws of the State of New York, of the United States of America and any other applicable law.

Upon surrender of a Receipt or Receipts at the Depositary's designated transfer offices for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of the Deposit Agreement, the Depositary shall execute and, if the Depositary's signature is by facsimile, the Registrar shall manually countersign and deliver a new Receipt or Receipts for the number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares evidenced by the Receipt or Receipts surrendered.

At the request of a Registered Holder, the Depositary shall, for the purpose of substituting a certificated Receipt with a Receipt issued through DRS/Profile, or vice versa, execute and deliver a certificated Receipt or DRS/Profile statement, as the case may be, for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as those evidenced by the certificated Receipt or DRS/Profile statement, as the case may be, substituted.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt, the delivery of any distribution thereon, or withdrawal of any Deposited Securities, the Depositary, the Company, the Custodian, or Foreign Registrar, if applicable, may require (a) payment from the depositor of the Shares or the presentor of the Receipt of a sum sufficient to pay it for (i) any tax or other governmental charge and any stock transfer or registration fees in respect of Receipts, (ii) any tax or other governmental charge and any stock transfer or registration fees in respect of registration of transfers of Shares or the Deposited Securities upon any applicable register, (iii) any other expenses, taxes, duties and charges payable by the Depositary, its Agents or the Custodian and (iv) any applicable fees of the Depositary as provided in Section 5.09 of the Deposit Agreement and/or Article 9 of this Receipt; (b) the production of proof satisfactory to it as to the identity and genuineness of any signature and as to any other matter contemplated by Section 3.01 of the Deposit Agreement; (c) compliance with the provisions of the Company's Memorandum and Articles of Association in effect from time to time and resolutions and regulations of the Company's Board of Directors adopted pursuant to such Memorandum and Articles of Association; and (d) compliance with (i) any laws or governmental regulations relating to Receipts or American Depositary Shares or to the withdrawal of Deposited Securities and (ii) such reasonable regulations, if any, as the Depositary and Company may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, this Article 3.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts, or the combination or split-up of Receipts, generally may be suspended, during any period when the transfer books of the Depositary or any register for Shares or other Deposited Securities are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason. Notwithstanding any other provision of the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may be suspended only for (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities, or (iv) any other reason that may at any time be specified paragraph I(A)(1) of the General Instructions to Form F-6 under the Securities Act, as such instructions may from time to time be in effect, or any successor provision thereto. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares or other Deposited Securities which are required to be registered under the Securities Act, unless a registration statement is in effect as to such Shares or other Deposited Securities.

4. LIABILITY OF REGISTERED HOLDER FOR TAXES AND OTHER CHARGES; WITHHOLDING ETC.

If any tax, governmental or other charge shall become payable with respect to this Receipt or with respect to any Deposited Securities represented by American Depositary Shares evidenced hereby, such tax, governmental or other charge shall be payable by the Registered Holder hereof to the Depositary. The Depositary may refuse, and the Company shall be under no obligation, to effect any transfer of this Receipt or any combination or split up hereof, any deposit of Shares or issuance of American Depositary Shares or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced hereby until such payment is made, and may withhold or deduct from any dividends or other distributions or may sell any part or all of the Deposited Securities represented by American Depositary Shares evidenced by this Receipt and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax, governmental or other charge (and any taxes or expenses arising out of such sale), the Registered Holder of this Receipt remaining liable for any deficiency. In addition, to other remedies available to it, the Depositary and the Custodian may refuse the deposit of Shares, and the Depositary may refuse to issue American Depositary Shares, to deliver Receipts, register the transfer, split-up or combination of Receipts and the withdrawal of Deposited Securities, until payment in full of such tax, charge or expense is received. Every Registered Holder and Beneficial Owner agrees to, and shall, indemnify the Depositary, the Company, the Custodian and each and every of their respective officers, directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims with respect to taxes, additions to tax (including applicable interest and penalties thereon) arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for or by such Holder and/or Beneficial Owner. The obligations of Holders and Beneficial Owners of Receipts under Section 3.2 of the Deposit Agreement and/or this Article 4 shall survive any transfer of Receipts, any surrender of Receipts and withdrawal of Deposited Securities, or the termination of the Deposit Agreement.

In connection with any distribution to Registered Holders, the Company will remit to the appropriate governmental authority or agency any amounts required to be withheld by the Company and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency any amounts required to be withheld and owing to such authority or agency by the Depositary or the Custodian. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may, by public or private sale, dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Registered Holders entitled thereto in proportion to the number of American Depositary Shares held by them, respectively. Registered Holders and Beneficial Owners shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for such Registered Holder. The obligations of Registered Holders and Beneficial Owners under Section 4.13 of the Deposit Agreement and this Article 4 shall survive any transfer of Receipts, any surrender of Receipts and withdrawal of Deposited Securities, or the termination of the Deposit Agreement.

The Depositary is under no obligation to provide the Registered Holders and Beneficial Owners with any information about the tax status of the Company. The Depositary shall not incur any liability for any tax consequences that may be incurred by Registered Holders and Beneficial Owners on account of their ownership of the American Depositary Shares, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a "Passive Foreign Investment Company" (as defined in the U.S. Internal Revenue Code of 1986, as amended and the regulations issued thereunder) or otherwise.

5. REPRESENTATIONS AND WARRANTIES OF DEPOSITORS.

Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are duly authorized, validly issued, fully paid, non-assessable and free of any preemptive rights, if any, of the holders of outstanding Shares, that the Shares were legally obtained by such person, and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that (i) such Shares presented for deposit are not and the Receipts evidencing the American Depositary Shares representing such Shares would not be Restricted Securities, (ii) the deposit of such Shares and the sale of Receipts evidencing American Depositary Shares representing such Shares by that person are not otherwise restricted under the Securities Act, (iii) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and (iv) the Shares presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of American Depositary Shares in respect thereof and the transfer of such American Depositary Shares. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

6. FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Registered Holder or Beneficial Owner may be required by the Depositary or the Company from time to time (i) to file with the Depositary, the Company, or the Custodian such proof of citizenship or residence, taxpayer status, exchange control approval, payment of applicable taxes or other governmental charges, legal or beneficial ownership of Receipts, Deposited Securities or other securities, compliance with all applicable laws or regulations or terms of the Deposit Agreement or this Receipt, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, or any other information the Depositary or the Company may deem necessary or appropriate to evidence compliance with all applicable laws and regulations, and (ii) to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may reasonably request by written request to the Depositary. The Depositary and the Registrar, as applicable, may, and at the reasonable request of the Company shall, withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or distribution of rights or of the sale proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties are made to the Company's and the Depositary's satisfaction. The Depositary shall from time to time advise the Company of the availability of any such proofs, certificates or other information and shall provide the Company, in a timely manner, with copies thereof upon written request by the Company, unless such disclosure is prohibited by law.

7. CHARGES OF DEPOSITARY.

The Depositary shall be entitled to receive the following remuneration and reimbursement in respect of its services under the Deposit Agreement (a) from the Registered Holder (i) taxes and other governmental charges; (ii) such registration fees as may from time to time be in effect for the registration of transfers, if any, of Shares generally on the share register of the Company or Foreign Registrar and accordingly applicable to transfer of Shares to the name of the Depositary, a Custodian or their nominees or the person who makes a withdrawal of Shares, on the making of deposits or withdrawals pursuant to Sections 2.02 or 2.06 of the Deposit Agreement; (iii) such cable, telex, facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or the Registered Holders; (iv) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 of the Deposit Agreement (including, without limitation, expenses incurred on behalf of Registered Holders in connection with compliance with foreign exchange control restrictions) and including without limitation expenses, fees and other charges imposed by any Affiliate (which may, in its sole discretion, act in a principal capacity in such transaction) that may be utilized in connection therewith; (v) such fees and expenses as are incurred by the Depositary in connection with compliance with regulatory requirements applicable to Shares, Deposited Securities, American Depositary Shares and Receipts; (vi) the fees and expenses incurred by the Depositary in connection with the delivery of Deposited Securities, including any fees of a central depository for securities in the local market, where applicable; (vii) any fees, charges, costs or expenses that may be incurred from time to time by the Depositary and/or any of the Depositary's agents, including the Custodian, and/or agents of the Depositary's agents in connection with the servicing of Shares, Deposited Securities and/or American Depositary Shares, the sale of securities (including, without limitation, Deposited Securities), the delivery of Deposited Securities or otherwise in connection with the Depositary's or its Custodian's compliance with applicable law, rule or regulation (such fees, charges, costs or expenses to be assessed against Registered Holders of record as at the date or dates set by the Depositary as it sees fit and collected at the sole discretion of the Depositary by billing such Registered Holders for such fee or by deducting such fee from one or more cash dividends or other cash distributions); (viii) a fee not in excess of $5.00 per 100 American Depositary Shares (or portion thereof) to any person to whom American Depositary Shares are issued or to any person to whom a distribution is made in respect of distributions on the American Depositary Shares pursuant to stock splits or other distributions (except stock dividends and other free/bonus distributions of Shares which in each case are distributed in the form of American Depositary Shares issued under the Deposit Agreement or where a distribution is converted to cash), and to any person surrendering American Depositary Shares for withdrawal of Deposited Securities or whose American Depositary Shares are cancelled or reduced for any other reason including, inter alia, cash distributions made pursuant to a cancellation or withdrawal; (ix) a fee not in excess of $2.00 per 100 American Depositary Shares (or portion thereof) to any person to whom a stock dividend or other free/bonus distribution of Shares is distributed in the form of American Depositary Shares issued hereunder, (x) a fee not in excess of $0.05 per American Depositary Share (or portion thereof) held for any cash distribution made pursuant to the Deposit Agreement; (xi) to any holder of American Depositary Shares (including, without limitation, Registered Holders), a fee not in excess of $5.00 per 100 American Depositary Shares (or portion thereof) issued upon the exercise of rights; (xii) for the operation and maintenance costs in administering the American Depositary Shares an annual fee not in excess of $2.00 per 100 American Depositary Shares (or portion thereof), such fee to be assessed against Registered Holders of record as of the date or dates set by the Depositary as it sees fit and collected at the sole discretion of the Depositary by billing such Registered Holders for such fee or by deducting such fee from one or more cash dividends or other cash distributions; and (xiii) a fee for the distribution of the Deposited Securities pursuant to the Deposit Agreement, such fee being an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities, but which securities were instead distributed by the Depositary to Registered Holders, and (b) from the Company (i) such sums and amounts as may have been agreed between the Company and the Depositary; (ii) all reasonable costs in connection with the delivery of information under sections 4.10 and 5.06 of the Deposit Agreement; and (iii) in respect of any exceptional fees, taxes, duties, charges, costs and expenses which the Depositary finds it necessary or desirable or is required to undertake or to pay in the performance of its obligations under the Deposit Agreement, such additional remuneration as shall be agreed between the Depositary and the Company.

The Company will pay those other charges of the Depositary and those of any Registrar, if any, plus reasonable out of pocket expenses in accordance with written agreements entered into between the Depositary and the Company from time to time. Subject to the above paragraphs all fees, taxes, duties, charges, costs and expenses which are payable by the Company shall be paid by the Company to the Depositary upon demand therefor.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement and, as to any Depositary, the resignation or removal of such Depositary as described in Section 5.04 of the Deposit Agreement for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

The Depositary may make payments to the Company and/or may share revenue with the Company derived from fees collected from Registered Holders and Beneficial Owners, upon such terms and conditions as the Company and the Depositary may agree from time to time.

The Depositary reserves the right to utilize and retain a division or Affiliate(s) of the Depositary to direct, manage and/or execute any public and/or private sale of securities under the Deposit Agreement and to engage in the conversion of foreign currency thereunder. It is anticipated that such division and/or Affiliate(s) will charge the Depositary a fee and/or commission in connection with each such transaction, and seek reimbursement of its out-of-pocket costs and expenses related thereto. Such fees/commissions, costs and expenses, shall be deducted from amounts distributed under the Deposit Agreement and shall not be deemed to be fees of the Depositary under Section 5.09 of the Deposit Agreement or this Article 7 or otherwise.

8. DEALING IN SHARES AND RECEIPTS ETC.

The Depositary may issue Receipts against evidence of rights to receive Shares from the Company (or any agent of the Company recording Share ownership). The Depositary and its agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in Receipts. In its capacity as Depositary, the Depositary shall not lend Shares or Receipts.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more securities exchanges, markets or automated quotation systems, (i) the Depositary shall be entitled to, and shall, take or refrain from taking such action(s) as it may deem necessary or appropriate to comply with the requirements of such securities exchange(s), market(s) or automated quotation system(s) applicable to it, notwithstanding any provision of the Deposit Agreement; and (ii) upon the reasonable request of the Depositary, the Company shall provide the Depositary such information and assistance as may be reasonably necessary for the Depositary to comply with such requirements, to the extent that the Company may lawfully do so.

9. TITLE TO RECEIPTS.

Subject to the limitations set forth in this Receipt, title to this Receipt (and to the American Depositary Shares evidenced hereby), when (i) properly endorsed (in the case of certificated Receipts) or upon delivery to the Depositary of a properly executed instrument of transfer and (ii) transferred in accordance with the terms of the Deposit Agreement, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York; provided, however, that until this Receipt is transferred on the books of the Depositary as provided in Section 2.04 of the Deposit Agreement, the Depositary and the Company, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary at such time as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under this Receipt or the Deposit Agreement to any Beneficial Owner or holder of this Receipt unless such Beneficial Owner or holder is the Registered Holder hereof.

10. VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar.

11. REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company is subject to periodic reporting or other information delivery requirements under the Securities Exchange Act and will in accordance therewith file reports and other information with the Commission. Such information may be inspected and copied through the Commission’s EDGAR system or at the public reference facilities maintained by the Commission located at 100 F Street, NE, Washington, D.C. 20549.

The Depositary shall make available during normal business hours for inspection by Registered Holders of Receipts at the Depositary's Corporate Trust Office any notices, reports and other communications received from the Company which are both (a) received by the Depositary, the Custodian or their respective nominees as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.

The Company will arrange for the translation into English, if not already in English, to the extent required pursuant to any rules or regulations of the Commission, and the prompt transmittal by the Company to the Depositary and the Custodian, of such notices and any other reports and communications, including any proxy soliciting materials, which are made generally available by the Company to holders of its Shares or other Deposited Securities. If requested in writing by the Company, the Depositary will arrange for the mailing, at the Company’s expense, of copies of such notices, reports and communications that are made generally available by the Company to holders of its Shares or other Deposited Securities and/or, at the written request of the Company and at the Depositary's expense, make such notices, reports and other communications available to all Registered Holders on a basis similar to that for holders of Shares or other Deposited Securities, or on such other basis as the Company may advise the Depositary is required or as the Depositary may be required by any applicable law or regulation, provided that the Depositary shall have received evidence sufficiently satisfactory to it, including in the form of an opinion of local and/or U.S. counsel or counsel of other applicable jurisdiction, furnished at the expense of the Company, as the Depositary in its discretion so reasonably requests, that the distribution of such notices, reports and any such other communications to Registered Holders from time to time is valid and does not or will not infringe any local, U.S. or other applicable jurisdiction regulatory restrictions or requirements if so distributed and made available to Registered Holders. The Company will timely provide the Depositary with the quantity of such notices, reports and communications, including any proxy soliciting materials, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings. The Depositary and Custodian may rely upon such copies for all purposes of this Receipt and the Deposit Agreement. The Depositary will, at the expense of the Company, make such copies and such notices, reports and communications available for inspection by Registered Holders at the Depositary's Corporate Trust Office, at the office of the Custodian and at any other designated transfer offices.

The Registrar will keep a book or books for the transfer and registration of Receipts which at all reasonable times shall be open for inspection by the Registered Holders of Receipts; provided that such inspection shall not be for the purpose of communicating with Registered Holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

The Registrar may close the books, at any time or from time to time, when deemed necessary or advisable by it in connection with the performance of its duties under the Deposit Agreement.

Dated:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Depositary

By:

The address of the Corporate Trust office is located at 60 Wall Street, New York, New York 10005.

FORM OF REVERSE OF RECEIPT
SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
OF THE DEPOSIT AGREEMENT

12. DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary or the Custodian receives any cash dividend or other cash distribution on any Deposited Securities (including any liquidation surplus or other amounts received in the liquidation of the Company), the Depositary will, subject to the provisions of Section 4.05 of Deposit Agreement, if practicable in the opinion of the Depositary, promptly convert or cause to be converted such dividend or distribution into Dollars and will promptly distribute the Dollars thereby received (net of the fees, expenses and charges of the Depositary as provided in the Deposit Agreement) to the Registered Holders of Receipts entitled thereto on the record date fixed pursuant to Section 4.06 of the Deposit Agreement in proportion to the number of American Depositary Shares held by each of them, respectively; provided, however, that in the event that any of the deposited Shares is not entitled, by reason of its date of issuance, or otherwise, to receive the full amount of such cash dividend or distribution, the Depositary will make appropriate adjustments in the amounts distributed to the Registered Holders of the Receipts issued in respect of such Shares; and provided, further, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed on the Receipts issued in respect of such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amounts, however, as can be distributed without attributing to any Registered Holder of a Receipt a fraction of one cent and any balance not so distributable shall be retained by the Depositary beneficially as an additional fee under any of Article 7 hereof and/or Section 5.09 of the Deposit Agreement. Before making any distribution or other payment in respect of any Deposited Securities, the Company will make such deductions, if any, which, by any applicable laws or regulations, the Company is required to make in respect of any income, capital gains or other taxes (including interest and penalties) and the Company may also deduct the amount of any tax or governmental charges payable by the Company or for which the Company might be made liable in respect of such distribution or gains or other payments or any document signed in connection therewith or any capital gains or other taxes payable by the Registered Holders. The Company or its agent will remit to the appropriate governmental agency in India all amounts withheld and owing to such agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Depositary or the Company or its agent may file to the extent practicable any such reports necessary to obtain benefits under the applicable tax treaties for the Registered Holders of Receipts.

Whenever the Company intends to make any distribution other than cash, Shares or rights pursuant to Section 4.01, 4.03 or 4.04 of the Deposit Agreement, the Company shall give notice thereof to the Depositary at least 30 days prior to the proposed distribution stating whether or not it wishes such distribution to be made available to Registered Holders. If the Depositary receives a notice indicating that the Company wishes such distribution to be made available to Registered Holders, then upon the receipt of such distribution the Depositary shall after obtaining, at the Company's expense, opinion(s) of United States and Indian counsel, as applicable, reasonably satisfactory to the Depositary that the proposed distribution does not violate any applicable laws or regulations, cause such amount of the securities or property received by it to be distributed to the Registered Holders of Receipts on the record date fixed pursuant to Section 4.06 of the Deposit Agreement, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them, respectively, in any manner that the Depositary may reasonably deem equitable and practicable for accomplishing such distribution net of expenses of the Depositary after consultation with the Company, if practicable; provided, however, that if the Company does not request the Depositary to make such distribution to Registered Holders or requests not to make such distribution to Registered Holders, or if the Depositary does not receive the legal opinion referred to above, or if in the reasonable opinion of the Depositary such distribution cannot be made among the Registered Holders of Receipts entitled thereto in proportion to the number of American Depositary Shares held by them, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental or that such securities must be registered under the Securities Act or other law in order to be distributed to Registered Holders) the Depositary deems such distribution not to be lawful or feasible, the Depositary may adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the sale, at public or private sale, of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it deems proper, and the net proceeds of any such sale (net of the fees, expenses and charges of the Depositary as provided in Section 5.09 of the Deposit Agreement) shall be distributed by the Depositary to the Registered Holders of Receipts entitled thereto as in the case of a distribution received in cash. If the Depositary is unable to sell or distribute such property within an eighteen month period, the Depositary may then dispose of such property in any way it deems reasonably practicable under the circumstances or return such property to the Company and, in either case, Registered Holders and Beneficial Owners shall have no rights thereto or arising therefrom.

If any distribution upon Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may distribute to the Registered Holders of Receipts on the record date fixed pursuant to Section 4.06 of the Deposit Agreement, in proportion to the number of American Depositary Shares held by each of them, respectively, additional Receipts in the same form for an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the remainder of this paragraph and the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.12 of the Deposit Agreement and the payment of the fees, expenses and charges of the Depositary as provided in any of Article 7 hereof and/or Section 5.09 of the Deposit Agreement. In lieu of delivering Receipts for fractional American Depositary Shares the Depositary may, in its discretion, sell the amount of Shares represented by the aggregate of such fractions, at public or private sale, at such place or places and upon such terms as it may deem proper, and distribute the net proceeds of any such sale in accordance with Section 4.01 of the Deposit Agreement. If additional Receipts are not so distributed (except as pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares so distributed upon such Deposited Securities. The Depositary may withhold any such distribution of Receipts if it has not received satisfactory assurances from the Company (including an opinion of counsel to the Company furnished at the expense of the Company) that such distribution does not require registration under the Securities Act or is exempt from registration under the provisions of the Securities Act. To the extent such distribution may be withheld, the Depositary may dispose of all or a portion of such distribution in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of applicable (a) taxes and/or governmental charges and (b) fees and charges of, and expenses incurred by, the Depositary) to Holders entitled thereto upon the terms described in Section 4.01 of the Deposit Agreement.

Whenever the Company intends to distribute a dividend payable at the election of the holders of Shares in cash or in additional Shares, the Company shall give notice thereof to the Depositary at least 30 days prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to Registered Holders. Upon receipt of notice indicating that the Company wishes such elective distribution to be made available to Holders, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Registered Holders. The Depositary shall make such elective distribution available to Registered Holders only if (i) the Company shall have timely requested that the elective distribution is available to Registered Holders, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.07 of the Deposit Agreement including, without limitation, any legal opinions of counsel in any applicable jurisdiction that the Depositary in its reasonable discretion may request, at the expense of the Company. If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law, distribute to the Registered Holders, on the basis of the same determination as is made in the local market in respect of the Shares for which no election is made, either (x) cash upon the terms described in Section 4.01 of the Deposit Agreement or (y) additional American Depositary Shares representing such additional Shares upon the terms described in Section 4.03 of the Deposit Agreement. If the above conditions are satisfied, the Depositary shall establish an ADS Record Date (on the terms described in Section 4.07 of the Deposit Agreement) and establish procedures to enable Registered Holders to elect the receipt of the proposed dividend in cash or in additional American Depositary Shares. The Company shall assist the Depositary in establishing such procedures to the extent necessary. Subject to Article 7 hereof and Section 5.09 of the Deposit Agreement, if a Registered Holder elects to receive the proposed dividend (x) in cash, the dividend shall be distributed upon the terms described in Section 4.01 of the Deposit Agreement, or (y) in American Depositary Shares, the dividend shall be distributed upon the terms described in Section 4.03 of the Deposit Agreement. Nothing herein shall obligate the Depositary to make available to Registered Holders a method to receive the elective dividend in Shares (rather than American Depositary Shares). There can be no assurance that Registered Holders generally, or any Registered Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

13. RIGHTS.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Company shall give notice thereof to the Depositary at least 60 days prior to the proposed distribution stating whether or not it wishes such rights to be made available to Registered Holders. Upon receipt of a notice indicating that the Company wishes such rights to be made available to Registered Holders, the Depositary shall consult with the Company to determine, and the Company shall determine, whether it is lawful and reasonably practicable to make such rights available to the Registered Holders. Subject to the foregoing, the Depositary shall as soon as practicable give notice to the Registered Holders of such offer (unless notified by the Company that such offer or invitation should not be made), specifying, if applicable, the earliest date established for acceptance thereof, the last date established for acceptance thereof and the manner by which and time during which Registered Holders may request the Depositary to exercise such rights as provided below or, if such be the case, give details of how the Depositary proposes to distribute the rights or make the net proceeds available to such Registered Holders in accordance with the procedures for distributing cash provided for in Section 4.01 of the Deposit Agreement, or, if by the terms of such rights offering or for any other reason it would not be lawful or feasible for the Depositary either to make such rights available to any Registered Holders or to dispose of such rights and make the net proceeds available to such Registered Holders, then the Depositary shall allow the rights to lapse.

In circumstances in which rights would otherwise not be distributed generally, if the Company and the Depositary determine that it is lawful and feasible to make such rights available, by means of warrants or otherwise, to certain Registered Holders, the Depositary will, subject to applicable law, make such rights available to such Registered Holders in proportion to the number of American Depositary Shares held by such Registered Holders, upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Registered Holder has executed such documents as the Company and the Depositary have determined are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Registered Holders, then upon instruction from any such Registered Holder pursuant to such warrants or other instruments to the Depositary from such Registered Holder to exercise such rights, upon payment by such Registered Holder to the Depositary for the account of such Registered Holder of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Registered Holder, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Registered Holder. As agent for such Registered Holder, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver Receipts to such Registered Holder. In the case of a distribution pursuant to the second paragraph of this Article 13, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation and transfer under such laws.

If the Company does not timely request the Depositary to make the rights available to Registered Holders or requests that the rights not be made available to Registered Holders, or the Company and the Depositary determine in their reasonable discretion that it is not lawful or feasible to make such rights available to all or certain Registered Holders, or the Depositary fails to receive the evidence specified in the next following paragraph, or any rights made available are not exercised and appear to be about to lapse, then in any such case the Depositary may sell the rights, warrants or other instruments (either by public or private sale and otherwise at its discretion subject to Indian laws and regulations) if it determines it is lawful and reasonably practicable to do so, in proportion to the number of American Depositary Shares held by the Registered Holders to whom it has not made such rights available, and allocate the net proceeds of such sales (net of the fees, expenses and charges of the Depositary as provided in any of Article 7 hereof and/or Section 5.09 of the Deposit Agreement and all taxes and other governmental charges payable in connection with such rights, and subject to the terms and conditions of the Deposit Agreement) for the account of such Registered Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Registered Holders on account of exchange restrictions or the date of delivery of any Receipt or otherwise. The Depositary shall endeavor to effect any such sale as is contemplated in this Section, but shall have no liability (in the absence of its own gross negligence or willful misconduct) with respect the terms of such sale or if such sale shall not be possible.

The Depositary will not offer rights to Registered Holders, unless it has received from the Company evidence, as provided in Section 5.07 of the Deposit Agreement, to the effect that (i) a registration statement under the Securities Act and any other applicable law covering such offering is in effect or (ii) such offering does not require registration under the Securities Act or any other applicable law. If a Registered Holder of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no registration under the Securities Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company satisfactory to the Depositary upon which the Depositary may rely that such distribution to such Registered Holder is exempt from such registration.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Registered Holders in general or any Registered Holder in particular, any foreign exchange exposure or loss incurred in connection with any sale or exercise of such rights, the content of any materials forwarded to the Registered Holders on behalf of the Company in connection with the rights distribution, or any liability to the purchaser of such rights or other instruments. There can be no assurance that Registered Holders generally, or any Registered Holder in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights. Nothing in the Deposit Agreement shall create, or shall be construed to create, any obligation on the part of the Company to file such a registration statement or to register such rights or the securities represented thereby under the Securities Act or any other applicable law.

14. CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary or the Custodian shall receive foreign currency, received by way of dividends or other distributions or in the form of net proceeds from the sale of securities, property or rights, and if, at the time, the foreign currency so received can, in the judgment of the Depositary, be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall as soon as practicable convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars (less any reasonable and customary expenses incurred by the Depositary in the conversion of such foreign currency and any expenses incurred on behalf of the Registered Holder in complying with currency exchange control or other governmental requirements) shall be promptly distributed to the Registered Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants or instruments upon surrender thereof for cancellation, in either case, without liability for interest thereon. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Registered Holders on account of exchange restrictions, the date of delivery of any Receipt or otherwise.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary, with the assistance of, and at the reasonable expense of, the Company, shall make reasonable efforts to apply, or procure that an application be made, for such approval or license, if any, as it may deem desirable. In no event, however, shall the Depositary be obligated to make such a filing, nor shall it be liable for failure to obtain such permit or license.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States or that such conversion would not be lawful, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtainable at a reasonable cost or within a reasonable period as determined by the Depositary, the Depositary may in its discretion, after notice to the Company, and subject to applicable laws and regulations, either (i) distribute such foreign currency (or an appropriate document evidencing the right to receive such foreign currency) to the Registered Holders of Receipts entitled to receive the same, or (ii) hold such foreign currency, without liability for interest thereon, for the respective accounts of such persons, uninvested and without liability for interest.

If any such conversion of foreign currency, in whole or in part, can be effected as aforesaid for distribution to some but not all of the Registered Holders of Receipts entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars, to the extent such currency shall be convertible as aforesaid, to the Registered Holders of Receipts entitled thereto and, with respect to the balance of such foreign currency, shall in its discretion, after consultation with the Company, and subject to any applicable law and regulations, either (i) distribute or make available for distribution such balance to the persons who were Registered Holders of Receipts entitled thereto with respect to whom such conversion could not then be effected, or (ii) hold such balance for the respective accounts of such persons, uninvested and without liability for interest.

15. RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date (a) for the determination of the Registered Holders of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, (b) on or after which each American Depositary Share will represent the changed number of Shares, or (c) for any other reason. Such record date will, to the extent practicable, be the same record date as any corresponding record date set by the Company for such purpose. Subject to the provisions of Sections 4.01 through 4.06 of the Deposit Agreement and to the other terms and conditions thereof, the Registered Holders on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them, respectively, to give voting instructions and to act in respect of any other such matter, or shall be obligated in respect of any matter, for which such record date has been set.

16. VOTING OF DEPOSITED SECURITIES.

As soon as practicable after receipt of notice of any meeting of holders of Shares or other Deposited Securities or of the solicitation of consents or proxies from holders of Shares or other Deposited Securities, including any notice relating to a vote by postal ballot, the Depositary shall at the Company's expense, provided no U.S. legal prohibitions exist, mail to the Registered Holders of Receipts (or deliver by electronic mail or as otherwise may be agreed between the Company and the Depositary in writing from time to time) a notice which shall contain (a) such information as is contained in such notice of meeting, (b) a statement that such Registered Holders of Receipts at the close of business on a specified record date will be entitled, subject to any applicable law, the provisions of or governing the Deposited Securities and the Memorandum and Articles of Association of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares, and (c) a brief statement as to the manner in which such instructions may be given, including an express indication that (in the case of a meeting of holders of Shares or other Deposited Securities) the Depositary shall notify such instruction to the Chairman of the Company, or such other director that the Chairman may designate, and appoint the Chairman or that other person designated by the Chairman as representative of the Depositary and the Registered Holders to attend such meeting and vote the Deposited Securities in the direction so instructed by such Registered Holder and (d) a statement that if the Depositary does not receive instructions from a Registered Holder, such Registered Holder may under certain circumstances be deemed to have instructed the Depositary to give a discretionary proxy to a person designated by the Company to vote such Deposited Securities. Upon the written request of a Registered Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as is practicable and permitted under the applicable provisions of law and of the Memorandum and Articles of Association, the provisions of or governing Deposited Securities, and the provisions of the Deposit Agreement to vote or cause to be voted (in person or by proxy or, if applicable, by postal ballot) the amount of Deposited Securities represented by such American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request.

For the purposes of Section 4.08 of the Deposit Agreement, in the event that the Depositary receives express instructions from Registered Holders to demand a poll with respect to any matter to be voted on by Registered Holders at a meeting, the Depositary may notify the Chairman or a person designated by the Chairman of such instructions and request the Chairman or such designee to demand a poll with respect to such matters and the Company agrees that the Chairman or such designee will make their reasonable best efforts to demand a poll at the meeting at which such matters are to be voted on and to vote such Shares in accordance with such Registered Holder's instructions; provided, however, that prior to any demand of a poll or request to demand poll by the Depositary upon the terms set forth herein, the Company shall, at its expense, deliver to the Depositary an opinion of Indian counsel, reasonably satisfactory to the Depositary, stating that such action is in conformity with all applicable laws and regulations and that the demand for a poll by the Depositary or a person designated by the Depositary will not expose the Depositary to any liability to any person. The Depositary shall not have any obligation to demand a poll or request the demand of a poll if the Company shall not have delivered to the Depositary the local counsel opinion set forth in this paragraph.

Under Indian law voting of Shares is by show of hands unless a poll is demanded by a member or members present in person or by proxy holding at least one-tenth of the total Shares entitled to vote on the resolution or by those holding paid up capital of at least Rs. 50,000. A proxy may not vote except in a poll.

Neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of, for purposes of establishing a quorum or otherwise, the Shares or other Deposited Securities represented by the American Depositary Shares evidenced by a Receipt other than in accordance with such instructions from the Registered Holder, or as provided below. Neither the Depositary nor the Custodian shall exercise any voting discretion over any Shares. If the Depositary does not receive instructions from any Registered Holder with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Registered Holder's Receipts on or before the date established by the Depositary for such purpose, such Registered Holder shall be deemed, and the Depositary shall deem such Registered Holder, to have instructed the Depositary to give discretionary proxy to a person designated by the Company to vote such Deposited Securities; provided that (x) no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing) that (i) the Company does not wish such proxy given, (ii) substantial opposition exists or (iii) the rights of the holders of Shares will be adversely affected and (y) the Depositary shall not have any obligation to give such discretionary proxy to a person designated by the Company if the Company shall not have delivered to the Depositary the local counsel opinion and representation letter set forth in the next paragraph.

Prior to each request for a discretionary proxy upon the terms set forth herein, the Company shall, at its own expense, deliver to the Depositary (aa) an opinion of Indian counsel, reasonably satisfactory to the Depositary, stating that such action is in conformity with all applicable laws and regulations and (bb) a representation and indemnity letter from the Company (executed by a senior officer of the Company) which (i) designates the person to whom any discretionary proxy should be given, (ii) confirms that the Company wishes such discretionary proxy to be given and (iii) certifies that the Company has not and shall not request the discretionary proxy to be given as to any matter as to which substantial opposition exists or which may adversely affect the rights of holders of Shares.

There can be no assurance that Registered Holders or Beneficial Owners generally or any Registered Holder or Beneficial Owner in particular will receive the notice described above with sufficient time to enable the Registered Holder to return voting instructions to the Depositary in a timely manner.

Shares which have been withdrawn from the depositary facility and transferred on the Company's Register of Members to a person other than the Depositary or its nominee may be voted by such persons. However, Registered Holders who wish to withdraw Shares to vote at a shareholders meeting may not receive sufficient advance notice of shareholders meetings to enable them to make such withdrawal of the Shares in time to vote at the meeting.

The directors of the Company may decline to register the transfer of Shares on certain grounds.

17. CHANGES AFFECTING DEPOSITED SECURITIES, RECLASSIFICATION, RECAPITALIZATIONS, ETC.

Upon any change in nominal value, sub-division, cancellation, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or replacement or otherwise in respect of such Deposited Securities shall to the extent permitted by law be treated as new Deposited Securities under the Deposit Agreement, and Receipts shall, subject to the provisions of the Deposit Agreement, and applicable law, evidence American Depositary Shares representing the right to receive such additional Deposited Securities. Alternatively, the Depositary may, with the Company's approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement, the receipt of an opinion of counsel to the Company satisfactory to the Depositary that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional Receipts as in the case of a stock dividend on the Deposited Securities, or call for the surrender of outstanding Receipts, to be exchanged for new Receipts, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of Receipt, specifically describing such new Deposited Securities or corporate change. If the Company approves or requests the execution and delivery of additional Receipts, the Company shall, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of Receipts.

Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Registered Holders, the Depositary may with the Company's approval and shall if the Company requests, subject to receipt of an opinion of Company's counsel reasonably satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales for the account of the Registered Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Registered Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.01 of the Deposit Agreement. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Registered Holders in general or any Registered Holder or Registered Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

18. LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary, the Custodian nor the Company shall be obligated to do or perform any act which is inconsistent with the provisions of the Deposit Agreement or shall incur any liability to Registered Holders, Beneficial Owners or any third parties (i) if the Depositary, the Custodian or the Company or their respective controlling persons or agents (including, without limitation, Agents, in the case of the Depositary) shall be prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the Deposit Agreement and any Receipt, by reason of any provision of any present or future law, rule, regulation, fiat, order or decree of the United States or any state thereof, India or any other country or jurisdiction, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of the Company's constituent documents or any provision of or governing any Deposited Securities, or by reason of any act of God, war, terrorism, nationalization, expropriation, currency restrictions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, computer failure or circumstance beyond its control, (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Company's constituent documents or provisions of or governing Deposited Securities, (iii) for any action or inaction of the Depositary, the Custodian or the Company or their respective controlling persons or agents (including, without limitation, Agents) in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Registered Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, including, without limitation, in determining if a proposed distribution, action or transaction under Article IV of the Deposit Agreement is lawful, (iv) for the inability by a Registered Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Registered Holders of American Depositary Shares or (v) for any special, consequential, indirect or punitive damages for any breach of the terms of the Deposit Agreement or otherwise.

Where, by the terms of a distribution pursuant to Section 4.01, 4.02, or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Registered Holders, and the Depositary may not dispose of such distribution or offering on behalf of such Registered Holders and make the net proceeds available to such Registered Holders, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

Neither the Depositary, the Custodian nor the Company nor any of their respective directors, officers, employees, agents or Affiliates, assumes any obligation or shall be subject to any liability (including, without limitation, as to the Depositary and Custodian, liability with respect to the validity or worth of the Deposited Securities) under the Deposit Agreement to Registered Holders or Beneficial Owners of Receipts, other than that each of them agrees to perform its obligations and duties specifically set forth in the Deposit Agreement without gross negligence or willful misconduct.

Neither the Depositary nor the Company nor any of their respective controlling persons, directors, officers, employees, agents and Affiliates shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expenses and liabilities be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary, the Custodian nor the Company shall be liable for (i) any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Registered Holder or Beneficial Owner of a Receipt or any other person believed by it in good faith to be competent to give such advice or information, (ii) the inability by a Registered Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Registered Holders or (iii) for any special, consequential, indirect or punitive damages for any breach of the terms of the Deposit Agreement or otherwise. The Depositary, its controlling persons and agents, the Custodian and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall not be liable for any acts or omissions made by a successor depositary. The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Registered Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for any tax consequences that may result from the ownership of American Depositary Shares, Shares or Deposited Securities, for the credit-worthiness of any third party, or for the failure or timeliness of any notice from the Company.

Neither the Depositary nor its agents shall be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any vote is cast (provided that any such action or omission is in good faith) or the effect of any such vote made either with or without request, or for not exercising any right to vote.

In no event shall the Company, the Depositary or any of their respective directors, officers, employees, agents (including, without limitation, its Agents, in the case of the Depositary) and/or Affiliates, or any of them, be liable for any special, consequential, indirect or punitive damages to Holders, Beneficial Owners or any other person.

No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.

The Depositary shall be entitled, in its sole but reasonable discretion, to appoint one or more agents (the "Agents") for the purpose, inter alia, of making distributions to the Registered Holders or otherwise carrying out its obligations under the Deposit Agreement. In connection with the sale of securities, including, without limitation, Deposited Securities, the Depositary shall not have any liability for the price received in connection with any such sale, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.

19. RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR DEPOSITARY; APPOINTMENT OF SUBSTITUTE OR ADDITIONAL CUSTODIANS.

Subject to the provisions of the next paragraph, the Company may terminate the appointment of the Depositary under the Deposit Agreement by giving at least 60 days' notice in writing to the Depositary and the Custodian, and the Depositary may resign as Depositary by giving at least 60 days' notice in writing to the Company. Within 30 days after the giving of such notice, notice thereof shall be duly given by the Depositary to the Registered Holders. In the event a successor depositary has not been appointed and accepted its appointment within 60 days, the Depositary may terminate the Deposit Agreement as provided in Section 6.02 thereof.

The termination of the appointment or the resignation of the Depositary shall take effect on the date specified in such notice; provided that no such termination of appointment or resignation shall take effect until the appointment by the Company of a successor Depositary as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company, unless the Company shall desire the termination of the Deposit Agreement as provided in Section 6.02 thereof, shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having its principal office in the Borough of Manhattan, The City of New York with effect from the date of termination or resignation specified in such notice as soon as reasonably possible following notice of such termination or resignation. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment under the Deposit Agreement, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; provided, however, that such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor under the Deposit Agreement, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor and shall deliver to such successor a list of the Registered Holders of all outstanding Receipts and such other information relating to Receipts and Registered Holders thereof as the successor may reasonably request. Any successor Depositary shall promptly mail notice of its appointment as the successor depositary to the Registered Holders of Receipts.

Any corporation into or with which the Depositary may be converted, merged or consolidated shall be the successor of such Depositary without the execution or filing of any document or any further act.

The Depositary may appoint one or more agents to act as its Custodian under the Deposit Agreement. The Depositary has initially appointed ICICI Bank Limited as Custodian and agent of the Depositary for the purpose of the Deposit Agreement. Any Custodian in acting under the Deposit Agreement shall be subject at all times and in all respects to the directions of the Depositary, and shall be responsible solely to it. Any Custodian may resign and be discharged from its duties by notice of such resignation delivered to the Depositary at least thirty (30) days prior to the date on which such resignation is to become effective. If upon the effectiveness of such resignation there shall be no Custodian acting under the Deposit Agreement, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian that is organized under the laws of India which shall thereafter be a Custodian under the Deposit Agreement. Whenever the Depositary in its discretion determines that it is appropriate to do so, it may appoint substitute or additional custodian or custodians, which shall thereafter be one of the Custodians under the Deposit Agreement subject in each instance to the written approval of the Company. Upon demand of the Depositary any previous Custodian shall deliver the Deposited Securities held by it to any other Custodian or such substitute or additional custodian or custodians as the Depositary shall instruct. Each such substitute or additional custodian or custodians shall deliver the Depositary, forthwith upon its appointment an acceptance of such appointment satisfactory in form and substance to the Depositary.

Upon the appointment of any successor depositary, any Custodian then acting all forthwith become, without any further act or writing, the agent of such successor depositary, and the appointment of such successor depositary shall in no way impair the authority any Custodian; provided, however, that the successor depositary so appointed shall, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent of such successor depositary.

20. AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary any respect which they may deem necessary or desirable. Any amendment which shall impose have the effect of increasing, any fees or charges payable by the Registered Holders of Receipts (other than taxes or other governmental charges, registration fees and cable, telex or facsimile transmission and delivery expenses and other such expenses), or which shall otherwise prejudice any substantial existing right of Registered Holders of Receipts, shall not become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Registered Holders of outstanding Receipts. Notice of any amendment to the Deposit Agreement or form of Receipts shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Registered Holders identifies a means for Registered Holders and Beneficial Owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the Commission's, the Depositary's or the Company's website or upon request from the Depositary). The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Registered Holders, shall be deemed not to prejudice any substantial rights of Registered Holders or Beneficial Owners. Every Registered Holder of an outstanding Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Registered Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipt at any time in accordance with such changed rules. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Registered Holders or within any other period of time as required for compliance.

21. TERMINATION OF DEPOSIT AGREEMENT.

The Depositary shall at any time, at the direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Registered Holders of all Receipts then outstanding at least 90 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Registered Holders of all Receipts then outstanding, if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign or the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement. Within 30 days after the giving of such notice, notice of such termination shall be duly given by the Depositary to the Registered Holders of all Receipts then outstanding.

During the period beginning on the date of the giving of such notice by the Depositary to the Registered Holders and ending on the date on which such termination takes effect, each Registered Holder of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 5.09 of the Deposit Agreement, and (c) payment of any applicable taxes or other governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt.

If any Receipts shall remain outstanding after the date of termination, the Depositary shall discontinue the registration of transfers of Receipts, and the Depositary shall suspend the distribution of dividends to the Registered Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights or other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in Section 2.06 of the Deposit Agreement, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Registered Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes and/or governmental charges or assessments). At any time after the expiration of six months after the date of termination of the Deposit Agreement, the Depositary may sell the Deposited Securities then held under the Deposit Agreement by public or private sale as it may deem appropriate (but shall have no liability with respect to such sale) and, as soon as reasonably practicable thereafter, deliver the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Registered Holders of Receipts which have not theretofore been surrendered, such Registered Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash without interest (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Registered Holder of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or other governmental charges). Upon the termination of the Deposit Agreement, the Depositary and the Company shall be discharged from all obligations under the Deposit Agreement except for their respective obligations under Section 5.08 of the Deposit Agreement and the Company's obligations to the Depositary under Section 5.09 thereof. The obligations under the terms of the Deposit Agreement and the Receipts of Registered Holders and Beneficial Owners of American Depositary Shares outstanding as of the effective date of any termination shall survive such effective date of termination and shall be discharged only when the applicable American Depositary Shares are presented by their Registered Holders to the Depositary for cancellation under the terms of the Deposit Agreement and the Registered Holders have each satisfied any and all of their obligations under the Deposit Agreement (including, but not limited to, any payment and/or reimbursement obligations which relate to prior to the effective date of termination but which payment and/or reimbursement is claimed after such effective date of termination).

22. DISCLOSURE OF INTERESTS; OWNERSHIP RESTRICTIONS.

Each Registered Holder agrees to comply with the provisions of the Memorandum and Articles of Association of the Company and the laws of India with regard to notification to the Company of interests in Shares, which include provisions requiring a Registered Holder to disclose certain acquisitions or dispositions of Shares (or Share equivalents) within a prescribed period of time. Notwithstanding any other provision of the Deposit Agreement, each Registered Holder agrees to comply with requests from the Company or the Depositary pursuant to law, the rules and requirements of any relevant stock exchange on which the Shares are, or will be, registered, traded or listed or the Memorandum and Articles of Association of the Company, which are made to provide information, inter alia, as to the capacity in which such Registered Holder owns Receipts (and Shares as the case may be) and regarding the identity of any other person interested in such Receipts and the nature of such interests and various other matters, whether or not they are Registered Holders at the time of such request.

The Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits imposed by applicable law or the Memorandum and Articles of Association of the Company. Registered Holders and Beneficial Owners shall comply with any limitations on ownership of Shares under the constituent documents of the Company, applicable Indian law or rules of any regulatory authority as if they held the number of Shares their American Depositary Shares represent. Registered Holders and Beneficial Owners shall be responsible for determining and complying with any restrictions on ownership under Indian law or the law of any other jurisdiction.

23. APPOINTMENT.

Each Registered Holder and Beneficial Owner, upon acceptance of American Depositary Share(s) represented by a Receipt issued in accordance with the terms of the Deposit Agreement, hereby appoints the Depositary its attorney in fact, with full power to delegate, to act on its behalf and to take any and all steps or action provided for or contemplated in the Deposit Agreement with respect to the Deposited Securities, to adopt any and all procedures necessary to comply with applicable law, including, but not limited to, those set forth in Article IV of the Deposit Agreement, and to take such further steps or action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement.

24. WAIVER; JURISDICTION ETC.

The Company, the Depositary and by holding an American Depositary Share (or interest therein) Registered Holders and Beneficial Owners each agree that, notwithstanding anything to the contrary in the Deposit Agreement, with regard to any claim or dispute or difference of whatever nature between or involving the parties to the Deposit Agreement arising directly or indirectly from the relationship created by the Deposit Agreement, the Depositary, in its sole discretion, shall be entitled to refer such dispute or difference for final settlement by arbitration ("Arbitration") in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules") then in force. The arbitration shall be conducted by three arbitrators, one nominated by the Depositary, one nominated by the Company, and one nominated by the two party-appointed arbitrators within thirty (30) calendar days of the confirmation of the nomination of the second arbitrator. If any arbitrator has not been nominated within the time limits specified in the Deposit Agreement and in the Rules, then such arbitrator shall be appointed by the American Arbitration Association in accordance with the Rules. Judgment upon the award rendered by the arbitrators may be enforced in any court having jurisdiction thereof. The seat and place of any reference to arbitration shall be New York City, New York, and the procedural law of such arbitration shall be New York law. The language to be used in the arbitration shall be English. The fees of the arbitrator and other costs incurred by the parties in connection with such Arbitration shall be paid by the party or parties that is (are) unsuccessful in such Arbitration.

Registered Holders and Beneficial Owners understand, and by holding an American Depositary Share or an interest therein, such Registered Holders and Beneficial Owners each irrevocably agree that any legal suit, action or proceeding against or involving the Company or the Depositary, arising out of or based upon the Deposit Agreement, American Depositary Shares, Receipts or the transactions contemplated hereby or thereby or by virtue of ownership thereof, subject to the Depositary's rights to move the same to arbitration, may only be instituted in a state or federal court in New York, New York, and by holding an American Depositary Share or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Registered Holders and Beneficial Owners agree that the provisions of this Article 24 shall survive such Registered Holders' and Beneficial Owners' ownership of American Depositary Shares or interests therein and shall survive the termination of the Deposit Agreement. Each Registered Holder and Beneficial Owner agrees to, and shall, indemnify the Depositary, the Company, the Custodian and each and every of their respective officers, directors, employees, agents and Affiliates against, and hold each of them harmless from, any loss, liability or expense (including reasonable fees and expenses of counsel) which may arise out of or as a result of such Registered Holder's and/or Beneficial Owner's breach of the provisions of this paragraph.

EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH REGISTERED HOLDER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN ADRS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).